EXHIBIT 99.1

Responsys Announces Second Quarter 2011 Results

Revenue Increases 56% Over the Second Quarter of 2010, Exceeding Previous Guidance

SAN BRUNO, Calif., Aug. 9, 2011 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), the leading provider of email and cross-channel marketing solutions, today announced financial results for the quarter ended June 30, 2011.

For the second quarter of 2011, total revenue increased 56% to $33.7 million, up from $21.6 million in the second quarter of 2010.

Subscription revenue for the second quarter of 2011 was $22.9 million, up 48% as compared to $15.5 million in the second quarter of 2010. Professional services revenue was $10.7 million, up 76% as compared to $6.1 million in the second quarter of 2010.

GAAP net income for the second quarter of 2011 was $2.5 million, compared to $1.6 million in the second quarter of 2010. Diluted GAAP net income attributable to common stockholders for the second quarter of 2011 was $1.8 million, or $0.04 per share on a diluted basis. This compares to diluted GAAP net income attributable to common stockholders for the second quarter of 2010 of $124,000, or $0.01 per share on a diluted basis.

In addition to using GAAP results in evaluating Responsys' business, management believes it is useful to also measure results using non-GAAP net income, which is net income excluding stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects, as applicable. Non-GAAP net income for the second quarter of 2011 was $3.4 million, or $0.07 per share on a non-GAAP diluted basis1, as compared to $2.0 million, or $0.05 per share on a non-GAAP diluted basis1, for the second quarter of 2010. A reconciliation of the comparable GAAP to non-GAAP financial measures used in this release is included in the attached tables.

"We are pleased to deliver strong revenue and earnings that exceed our second quarter guidance," said Dan Springer, CEO and Chairman of Responsys. "Our success is driven by a number of factors, the most important being our industry-leading solutions and market leadership, which allow us to win new customers and help them create more effective interactive marketing programs. This success enables us to aggressively target this robust and growing multi-billion-dollar market."

Business Outlook

Based on information available as of August 9, 2011, Responsys is issuing guidance for the third quarter 2011 and the full year 2011 as follows:

Third quarter 2011: The Company expects third quarter revenue to be approximately $33.5 million.

Non-GAAP net income is expected to be approximately $1.5 million, or approximately $0.03 per share on a non-GAAP diluted basis1. Non-GAAP net income excludes an estimated $0.6 million in amortization of acquired intangibles, $0.7 million in stock-based compensation expense, and $0.3 million in related income tax expense.

The net income per share on a non-GAAP diluted basis1 calculation for the third quarter of 2011 is based on estimated non-GAAP diluted shares outstanding of 54.5 million.

Full year 2011: The Company expects full year 2011 revenue to be in the range of $131 million to $132 million.

Non-GAAP net income is expected to be in the range of $9 million to $10 million, or $0.18 to $0.19 per share on a non-GAAP diluted basis1. Non-GAAP net income excludes an estimated $2.3 million in amortization of acquired intangibles, $2.9 million in stock-based compensation expense, $2.2 million from the first-quarter gain from the acquisition of Eservices, and net $0.4 million related income tax expense.

The net income per share on a non-GAAP diluted basis1 calculation for the full year is based on estimated non-GAAP diluted shares outstanding of 52 million.

Non-GAAP net income for the third quarter and fiscal year 2011 assumes an effective non-GAAP tax rate of 37%.

Conference Call Information for Today, Tuesday, August 9, 2011

Responsys will host a conference call to discuss the results today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To access the call from the U.S., please dial (877) 548-9590, or from outside the U.S., dial (914) 495-8541. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until August 16, 2011 by calling (800) 642-1687 or (706) 645-9291 outside the U.S., using conference ID 78107450. The replay will also be available on our website at http://investors.responsys.com/.

Business Description

Responsys is the leading provider of email and cross-channel marketing solutions that enable companies to engage in relationship marketing across the interactive channels customers are embracing today—email, mobile, social and the web. With Responsys solutions, marketers can create, execute, and automate highly dynamic campaigns and lifecycle marketing programs that are designed to grow revenue, increase marketing efficiency, and strengthen customer loyalty. Responsys' New School Marketing vision, flexible on-demand application suite, and customer success-focused services aim to deliver high ROI, increased levels of automation and fast time-to-value. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. Responsys serves world-class brands such as: American Family Mutual Insurance Company, Avis Europe, Continental Airlines, Deutsche Lufthansa, Dollar Thrifty, Lands' End, LEGO, LinkedIn, Newegg, Qantas, Southwest Airlines, and United Healthcare. For more information about Responsys, visit responsys.com.

The Responsys, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9558

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share on a diluted basis1. Non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share on a diluted basis1 exclude the amortization of acquired intangible assets, stock-based compensation expense, and the gain on the acquisition of Eservices. Non-GAAP net income per share on a diluted basis1 is not adjusted for the impact of unamortized stock-based compensation on the computation of diluted shares under GAAP. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward Looking Statements

The financial projections under Business Outlook, and statements regarding our revenue growth, market opportunity, the momentum of the business and other forward-looking statements included in this presentation, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions is at an early stage of development and may not develop as rapidly as we anticipate; risks related to the integration of acquisitions, including retaining customers and employees, unforeseen liabilities and managing geographically-dispersed operations; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force and its effectiveness; our ability to maintain profitability; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent quarterly report on Form 10-Q. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

_______________________

1 Non-GAAP net income per share on a non-GAAP diluted basis is derived by dividing non-GAAP net income by non-GAAP diluted weighted-average shares outstanding. The non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period. The conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock occurred on April 27, 2011, after our public offering.

Responsys, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

	As of June 30,	As of December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$ 82,394	$ 13,884
Short-term investments	2,010	–
Accounts receivable, net	20,712	18,101
Deferred taxes	7,301	7,288
Prepaid expenses and other current assets	3,833	5,347
Total current assets	116,250	44,620
Property and equipment – net	15,149	10,822
Goodwill	14,579	1,301
Intangible assets – net	4,533	529
Deferred taxes – noncurrent	2,054	5,190
Investment in unconsolidated affiliates	120	8,057
Other assets	299	1,381
Total assets	$ 152,984	$ 71,900

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 2,704	$ 1,162
Accrued compensation	4,979	3,516
Other accrued liabilities	2,833	3,866
Current portion of capital lease obligations	999	387
Current portion of deferred revenue	7,333	8,642
Total current liabilities	18,848	17,573
Capital lease obligations	1,564	–
Deferred revenue – noncurrent	393	382
Other long-term liabilities	840	770
Total liabilities	21,645	18,725
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock	–	62,028
Common stock	5	1
Additional paid-in capital	149,079	12,860
Accumulated deficit	(18,163)	(22,765)
Accumulated other comprehensive income (loss)	418	1,051
Total stockholders' equity	131,339	53,175
Total liabilities and stockholders' equity	$ 152,984	$ 71,900

Responsys Inc.
Condensed Consolidated Statements of Income
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenue:
Subscription	$ 22,948	$ 15,479	$ 43,933	$ 30,332
Professional services	10,715	6,097	19,872	10,625
Total revenue	33,663	21,576	63,805	40,957

Cost of revenue:
Subscription	6,532	4,884	13,046	9,205
Professional services	9,401	4,426	17,650	8,673
Total cost of revenue	15,933	9,310	30,696	17,878
Gross profit	17,730	12,266	33,109	23,079

Operating expenses:
Research and development	3,054	2,628	6,447	4,790
Sales and marketing	7,842	5,025	15,877	9,764
General and administrative	2,511	1,936	5,056	3,623
Gain on acquisition	–	–	(2,220)	–
Total operating expenses	13,407	9,589	25,160	18,177
Operating income	4,323	2,677	7,949	4,902

Other income (expense):
Interest income	11	–	14	–
Interest expense	(38)	(7)	(44)	(14)
Other income (expense), net	(52)	(63)	84	(274)
Total other income (expense)	(79)	(70)	54	(288)
Income before income taxes	4,244	2,607	8,003	4,614
Provision for income taxes	(1,734)	(984)	(3,363)	(1,861)
Equity in net loss in unconsolidated affiliates	(32)	–	(38)	–
Net income	$ 2,478	$ 1,623	$ 4,602	$ 2,753

Net income attributable to common stockholders:
Basic	$ 1,718	$ 85	$ 1,641	$ 60
Diluted	$ 1,774	$ 124	$ 1,845	$ 88

Net income per share attributable to common stockholders:
Basic	$ 0.05	$ 0.01	$ 0.07	$ 0.01
Diluted	$ 0.04	$ 0.01	$ 0.06	$ 0.01

Shares used in computation of net income per share attributable to common stockholders:
Basic	36,452	8,575	23,104	8,506
Diluted	43,639	14,432	30,549	14,246

Responsys Inc.
Calculation of Non-GAAP Gross Profit, Non-GAAP Operating Income, Non-GAAP Taxes, Non-GAAP Net Income, and Non-GAAP Net Income Per Share
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Gross profit:
GAAP gross profit
Subscription	$ 16,416	$ 10,595	$ 30,887	$ 21,127
Professional services	1,314	1,671	2,222	1,952
Total GAAP gross profit	17,730	12,266	33,109	23,079
Add back:
Stock-based compensation
Subscription	53	63	138	134
Professional services	144	41	232	78
Total non-GAAP gross profit	$ 17,927	$ 12,370	$ 33,479	$ 23,291

Operating income:
GAAP operating income	$ 4,323	$ 2,677	$ 7,949	$ 4,902
Add back:
Amortization of intangible assets	601	54	1,172	117
Stock-based compensation	621	508	1,302	1,044
Deduct:
Gain on acquisition	--	--	(2,220)	--
Total non-GAAP operating income	$ 5,545	$ 3,239	$ 8,203	$ 6,063

Income before income taxes:
GAAP income before income taxes	$ 4,244	$ 2,607	$ 8,003	$ 4,614
Add back:
Amortization of intangible assets	601	54	1,172	117
Stock-based compensation	621	508	1,302	1,044
Deduct:
Gain on acquisition	--	--	(2,220)	--
Total non-GAAP income before taxes	$ 5,466	$ 3,169	$ 8,257	$ 5,775

Provision for income taxes:
GAAP provision for income taxes	$ (1,734)	$ (984)	$ (3,363)	$ (1,861)
Tax effect from:
Amortization of intangible assets	(186)	(22)	(364)	(47)
Stock-based compensation	(116)	(147)	(244)	(303)
Gain on acquisition	--	--	888	--
Total non-GAAP provision for income taxes	$ (2,036)	$ (1,153)	$ (3,083)	$ (2,211)

Net income:
GAAP net income	$ 2,478	$ 1,623	$ 4,602	$ 2,753
Add back:
Amortization of intangible assets	601	54	1,172	117
Stock-based compensation	621	508	1,302	1,044
Deduct:
Gain on acquisition	--	--	(2,220)	--
Income tax effect of non-GAAP items	(302)	(169)	281	(350)
Total non-GAAP net income	$ 3,398	$ 2,016	$ 5,137	$ 3,564

Non-GAAP net income per share1
Basic	$ 0.08	$ 0.05	$ 0.12	$ 0.09
Diluted	$ 0.07	$ 0.05	$ 0.10	$ 0.08

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average common shares used in computing basic net income per common share	36,452	8,575	23,104	8,506
Less: weighted-average preferred shares outstanding due to conversion upon IPO	(21,542)	--	(10,831)	--
Conversion of preferred shares	30,159	30,159	30,159	30,159
Weighted-average shares outstanding used in calculating non-GAAP basic net income per share	45,069	38,734	42,432	38,665

Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per common share	43,639	14,432	30,549	14,246
Less: weighted-average preferred shares outstanding due to conversion upon IPO	(21,542)	--	(10,831)	--
Conversion of preferred shares	30,159	30,159	30,159	30,159
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	52,256	44,591	49,877	44,405

1 Non-GAAP net income per share on a non-GAAP diluted basis is derived by dividing non-GAAP net income by non-GAAP diluted weighted-average shares outstanding. The non-GAAP diluted weighted-average shares outstanding was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period.

Responsys, Inc.
Stock-Based Compensation Expense
(Unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cost of revenue	$ 197	$ 104	$ 370	$ 212
Research and development	111	78	207	160
Sales and marketing	108	134	287	275
General and administrative	205	192	438	397
Total costs and expenses	$ 621	$ 508	$ 1,302	$ 1,044

Responsys, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2011	2010

Cash flows from operating activities:
Net income	$ 4,602	$ 2,753
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	(60)	217
Depreciation and amortization	4,559	2,574
Stock-based compensation	1,302	1,044
Gain on acquisition	(2,220)	–
Deferred tax assets	2,619	1,539
Equity in net loss of unconsolidated affiliates	38	–
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	(429)	(3,209)
Prepaid expenses and other current assets	(516)	(390)
Other assets	(52)	(27)
Accounts payable	538	1,048
Accrued compensation	839	(609)
Other accrued liabilities	230	1,429
Deferred revenue	(1,547)	2,520
Other long-term liabilities	(63)	17
Net cash provided by operating activities	9,840	8,906

Cash flows from investing activities:
Purchases of property and equipment	(3,738)	(3,800)
Addition of capitalized software development costs	(304)	(338)
Business acquisition, net of cash received	(6,101)	(325)
Purchase of investments	(2,010)	–
Investment in unconsolidated affiliates	(381)	–
Net cash used in investing activities	(12,534)	(4,463)

Cash flows from financing activities:
Proceeds from issuance of common shares	495	78
Proceeds from initial public offering, net	72,182	–
Proceeds from early exercise of stock options	157	–
Payments of offering costs	(1,469)	(405)
Principal payments on capital lease obligations	(222)	(195)
Net cash provided by (used in) financing activities	71,143	(522)
Effect of foreign exchange rate changes on cash and cash equivalents	61	(18)
Net increase in cash and cash equivalents	68,510	3,903
Cash and cash equivalents at beginning of period	13,884	15,750
Cash and cash equivalents at end of period	$ 82,394	$ 19,653
CONTACT: Carolyn Love (Public Relations)
         Responsys, Inc.
         (415) 867-2301
         clove@responsys.com

         Carla Cooper (Investor Relations)
         Responsys, Inc.
         (650_452-1484
         ccooper@responsys.com